Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 4, 2005, Lynx Therapeutics, Inc. or Lynx, completed a business combination with Solexa Limited. Solexa Limited is a privately held company registered in England and Wales that develops systems for the comprehensive and economical analysis of individual genomes. Solexa Limited has become a wholly-owned subsidiary of Lynx as a result of the transaction. However, because Solexa Limited’s shareholders own approximately 80% of the shares of Lynx common stock after the transaction, Solexa Limited’s designees to the combined company’s board of directors represent a majority of the combined company’s directors and Solexa Limited’s senior management represent a majority of the initial senior management of the combined company, Solexa Limited is deemed to be the acquiring company for accounting purposes. Accordingly, the assets and liabilities of Lynx were subsequently recorded, as of the date of the business combination, at their respective fair values and added to those of Solexa Limited. Lynx issued approximately 14.75 million shares or options to purchase shares of its common stock in exchange for all of the outstanding share capital and outstanding share options of Solexa Limited.

In connection with this transaction, Lynx changed its name to Solexa, Inc. or Solexa. Unless specifically noted otherwise, as used throughout this section, “Lynx Therapeutics” or “Lynx” refers to the business, operations and financial results of Lynx prior to the business combination on March 4, 2005, “Solexa Limited” refers to the business of Solexa Limited and “Solexa” refers to the business of the combined company after the business combination.

The following unaudited pro forma condensed combined financial statements give effect to the business combination between Solexa Limited and Lynx. The purchase price has been allocated among the fair values of the assets and liabilities of Lynx, while the historical results of Solexa Limited are reflected in the results of the combined company. The transaction has been accounted for under the purchase method of accounting in accordance with FASB Statement No. 141, Business Combinations. Under the business combination accounting, the total purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the transaction, based on their estimated fair values as of the completion of the transaction. Management has made an allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various estimates.

The unaudited pro forma condensed combined balance sheet as of December 31, 2004 gives effect to the transaction as if it occurred on December 31, 2004 and combines the historical balance sheets of Solexa Limited and Lynx at December 31, 2004. The Solexa Limited balance sheet information was derived from its audited December 31, 2004 balance sheet included herein. The Lynx consolidated balance sheet information was derived from its audited December 31, 2004 consolidated balance sheet included in its Report on Form 10-K for the year ended December 31, 2004.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 is presented as if the transaction was consummated on January 1, 2004 and combines the historical results of Solexa Limited and Lynx for the year ended December 31, 2004. The historical results of Solexa Limited were derived from its audited December 31, 2004 statement of operations included herein. The historical results of Lynx were derived from its consolidated statement of operations included in its Annual Report on Form 10-K for its fiscal year ended December 31, 2004.

The unaudited pro forma condensed combined financial statements have been prepared by Solexa management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Solexa Limited and Lynx been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Solexa Limited for the year ended December 31, 2004 included herein and the historical consolidated financial statements of Lynx included in its Annual Report on Form 10-K for its year ended December 31, 2004.

Further, the unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities resulting from integration of Solexa Limited and Lynx, as Solexa’s management is in the process of making these assessments and estimates of these costs are not currently known. Management currently does not expect to record any significant liabilities related to integration planning or to incur significant restructuring charges as a result of the proposed transaction.

All intercompany balances and transactions between Solexa Limited and Lynx, consisting primarily of a loan from Solexa Limited to Lynx, as of the dates and for the periods of these pro forma condensed combined financial statements have been eliminated in the unaudited pro forma condensed combined financial statements. Certain reclassification adjustments have been made to conform Solexa Limited’s historical reported balances to Lynx’s financial statement basis of presentation.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
OF SOLEXA LIMITED AND LYNX THERAPEUTICS, INC.
As of December 31, 2004

					Solexa
	Solexa	Lynx	Pro Forma		Pro Forma
	Limited	Therapeutics	Adjustments		Combined
		(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$10,463	$2,249	$—		$12,712
Accounts receivable	25	625	—		650
Inventory	—	1,028	—		1,028
Note receivable from Lynx	2,500	—	(2,500)	(q)	—
Other current assets	1,875	306	(410)	(k)	1,697
			(74)	(q)

Total current assets	14,863	4,208	(2,984)		16,087

Property and equipment, net	1,009	7,597	(507)	(d)	8,099
Intangible assets, net	1,943	2,250	(2,250)	(c)	3,643
			1,700	(b)
Goodwill	—	—	15,101	(a)	15,101
Other non-current assets	—	256	—		256

	$17,815	$14,311	$11,060		$43,186

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable	$—	$2,752	$248	(e)	$3,000
Note payable to Solexa	—	2,500	(2,500)	(q)	—
Bank overdraft	—	153	—		153
Accounts payable	840	769	—		1,609
Accrued compensation	207	330	—		537
Accrued professional fees	—	516	—		516
Deferred revenues—current portion	—	1,529	(759)	(f)	770
Equipment financing—current portion	23	—	—		23
Other accrued liabilities	391	147	666	(k)	1,130
			(74)	(q)

Total current liabilities	1,461	8,696	(2,419)		7,738

Deferred revenues	—	3,597	(1,520)	(f)	2,077
Equipment financing, less current portion	4	—	—		4
Other non-current liabilities	—	880	—		880
“B” redeemable convertible preferred shares	15,919	—	(15,919)	(l)	—

Stockholders’ equity:
“A” convertible ordinary shares	20	—	(20)	(l)	—
Common stock	—	38	(38)	(g)	176
			138	(h)
			38	(l)
Ordinary shares	9	—	(9)	(l)	—
Additional paid-in capital	20,385	124,316	(124,316)	(g)	52,929
			15,783	(h)
			851	(i)
			15,910	(l)
Deferred compensation	—	—	(635)	(j)	(635)
Accumulated other comprehensive income	2,697	5	(5)	(g)	2,697
Accumulated deficit	(22,680)	(123,221)	123,221	(g)	(22,680)

Total stockholders’ equity	431	1,138	30,918		32,487

	$17,815	$14,311	$11,060		$43,186

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
OF SOLEXA LIMITED AND LYNX THERAPEUTICS, INC.
For the Year Ended December 31, 2004

					Solexa
	Solexa	Lynx	Pro Forma		Pro Forma
	Limited	Therapeutics	Adjustments		Combined
		(In thousands)
Revenues:
Technology access and service revenues	$96	$5,725	$—		$5,821
License fees from related party	—	760	(760)	(m)	—
Collaborative research and other	—	608	—		608

Total revenues	96	7,093	(760)		6,429

Operating costs and expenses:
Cost of services fees and other	—	5,750	38	(j)	5,627
			(161)	(p)
Research and development	7,270	9,372	85	(j)	16,641
			(86)	(p)
General and administrative	2,948	7,374	170	(n)	10,313
			(205)	(o)
			32	(j)
			(6)	(p)
Restructuring charge for workforce reduction	—	118	—		118

Total operating costs and expenses	10,218	22,614	(133)		32,699

Loss from operations	(10,122)	(15,521)	(627)		(26,270)
Interest income (expense), net	402	(104)	(74)	(q)	298
			74	(q)
Other income (expense), net	—	78	—		78

Net loss before provision for (benefit from) income taxes	(9,720)	(15,547)	(627)		(25,894)
Provision for (benefit from) income taxes	(916)	1	—		(915)

Net loss	(8,804)	(15,548)	(627)		(24,979)
Dividends on “A” ordinary and “B” preferred shares	1,229	—	(1,229)	(r)	—

Net loss applicable to common stockholders	$(10,033)	$(15,548)	$602		$(24,979)

Basic and diluted net loss per share	$(4.29)	$(4.30)			$(1.46)

Shares used in computation of basic and diluted net loss per share	2,338	3,613		(s)	17,446

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On March 4, 2005, Lynx Therapeutics, Inc. completed a business combination with Solexa Limited. Solexa Limited is a privately held company registered in England and Wales that develops systems for the comprehensive and economical analysis of individual genomes. Solexa Limited has become a wholly-owned subsidiary of Lynx as a result of the transaction. However, because the former Solexa Limited’s shareholders held approximately 80% of the shares of Lynx common stock immediately following after the business combination transaction, Solexa Limited’s designees to Lynx’s board of directors represent a majority of Lynx’s directors and Solexa Limited’s senior management represented a majority of the initial senior management of the combined company, Solexa Limited is deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. Accordingly, the assets and liabilities of Lynx were subsequently recorded, as of the date of the business combination, at their respective fair values and added to those of Solexa Limited. Lynx issued approximately 14.75 million shares or options to purchase shares of its common stock in exchange for Solexa Limited’s outstanding “B” redeemable convertible preferred shares, “A” convertible ordinary shares and ordinary shares and its outstanding share options.

In connection with this transaction, Lynx changed its name to Solexa, Inc. or Solexa. Unless specifically noted otherwise, as used throughout this section, “Lynx Therapeutics” or “Lynx” refers to the business, operations and financial results of Lynx prior to the business combination on March 4, 2005, “Solexa Limited” refers to the business of Solexa Limited and “Solexa” refers to the business of the combined company after the business combination.

As of December 31, 2004, Lynx had 3,763,732 shares of common stock outstanding. Based on the average of the closing prices for a range of trading days (September 24, 2004 through September 30, 2004, inclusive) around and including the announcement date of the transaction, the fair value of the outstanding Lynx shares is $4.23 per share or approximately $15.9 million. The total estimated purchase price of $20.4 million includes the estimated fair value of the Lynx common stock of approximately $15.9 million, the estimated fair value of Lynx outstanding stock options of approximately $851,000, the estimated fair value of a loan from Solexa Limited to Lynx of approximately $2.5 million and estimated direct transaction costs of approximately $1.1 million.

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary because the transaction had not yet been completed as of December 31, 2004. The actual purchase price was subsequently based on the Lynx shares and options to purchase Lynx shares outstanding on the closing date of the transaction. The final allocation of the purchase price was subsequently based on Lynx’s assets and liabilities on the closing date.

The total purchase price of the transaction is as follows (in thousands):

Lynx common stock	$15,921
Estimated fair value of options assumed	851
Loan from Solexa Limited to Lynx	2,574
Estimated direct transaction costs	1,076

Total preliminary estimated purchase price	$20,422

Under the business combination accounting, the total purchase price as shown in the table above is allocated to the Lynx net tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the completion of the transaction. Solexa’s management has allocated the estimated purchase price based on estimates based on various factors as described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the estimated purchase price, the estimated useful lives and related first-year amortization associated with certain assets is as follows (in thousands):

			Estimated
		First Year	Useful Life
	Amount	Amortization	(Years)

Purchase price allocation:
Net tangible assets (net of liabilities)	$2,986	$—	NA
Patents and developed core technology	1,700	170	10 years
Goodwill	15,101	—	NA
Deferred compensation related to Lynx options	635	158	NA

Total estimated purchase price	$20,422	$328

Management evaluated Lynx’s projects currently under development and determined that no value was attributable to in-process research and development.

Patents and developed core technology relate to all of Lynx’s products and services that have reached technological feasibility. Developed core technology represents a combination of Lynx’s processes, patents and trade secrets developed through years of experience in the development and application of novel genomics analysis solutions. This proprietary knowledge base can be leveraged by Lynx to develop new technology and improved products and manufacturing processes. Lynx expects to amortize the patents and developed core technology on a straight-line basis over an estimated life of seven to ten years.

In accordance with FASB Statement No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management determines that the value of goodwill has become impaired, Lynx will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

2. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the purchase price, to adjust amounts related to Lynx’s net tangible and identifiable intangible assets to an estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets and deferred stock compensation and to eliminate intercompany balances and transactions.

Certain reclassifications have been made to conform Solexa Limited’s historical reported balances to Lynx’s financial statement basis of presentation.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities resulting from integration planning, as Solexa’s management is in the process of making these assessments, and estimates of these costs are not currently known. Management currently does not expect to record any significant liabilities related to integration planning or restructuring as a result of the transaction.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To record the estimate of goodwill determined in the purchase price allocation

(b)	To record the estimate of the fair value of patents and developed core technology determined in the purchase price allocation

(c)	To eliminate the existing intangible assets of Lynx

(d)	To adjust the carrying value of the Lynx property and equipment to fair value determined in the purchase price allocation

(e)	To adjust the carrying value of the note payable to bank to fair value determined in the purchase price allocation

(f)	To record the fair value of Solexa’s legal performance obligations under Lynx’s existing contracts and to eliminate any remaining deferred revenue

(g)	To eliminate Lynx’s historical common stock, additional paid-in capital, accumulated other comprehensive income and accumulated deficit

(h)	To record the fair value of Lynx common stock to be issued in the transaction

(i)	To record the fair value of Lynx stock options

(j)	To record the intrinsic value (and related amortization expense) of unvested outstanding stock options of Lynx employees

(k)	To reflect Solexa Limited’s estimated direct costs related to the proposed transaction as part of the purchase price

(l)	To reflect the conversion of all outstanding Solexa Limited shares to Lynx common stock and adjust common stock to reflect the par value of shares outstanding

(m)	To eliminate amortization of deferred revenue. See entry (f)

(n)	To record amortization expense associated with intangible assets resulting from the purchase price allocation

(o)	To reverse amortization expense related to Lynx’s pre-transaction intangible assets

(p)	To adjust depreciation expense to reflect the adjustment to fair value of property and equipment

(q)	To eliminate the intercompany loan from Solexa Limited to Lynx and related interest amounts

(r)	To reverse dividends on Solexa Limited “A” ordinary and “B” preferred shares

(s)	Pro forma combined basic and diluted net loss per share is based on the weighted average shares outstanding of Lynx plus 13.8 million common shares issued in the transaction